Exhibit 5.1

November 6, 2017

SailPoint Technologies Holdings, Inc.

11305 Four Points Drive, Building 2, Suite 100

Austin, TX 78726

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company and certain selling stockholders thereof (the “Selling Stockholders”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333- 221036, originally filed by the Company with the Securities and Exchange Commission on October 20, 2017 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), of up to 15,800,000 shares of common stock of the Company, par value $0.0001 per share, to be sold by the Company (the “Company Shares”) and up to 7,200,000 shares of common stock of the Company, par value $0.0001 per share, to be sold by the Selling Stockholders (together with the Company Shares, the “Shares”).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto and (iii) a definitive underwriting agreement, in the form to be filed as an exhibit to the Registration Statement, with respect to the sale of the Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the form of Third Amended and Restated Certificate of Incorporation of the Company and the form of Second Amended and Restated Bylaws of the Company to be filed as exhibits to the Registration Statement, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement to be filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinion set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

(a)	with respect to the Company Shares, when such Shares have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration provided for therein (not less than the par value of the Company Shares), the Company Shares will be validly issued, fully paid and nonassessable; and

(b)	with respect to the Shares to be sold by the Selling Stockholders, such Shares have been validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

The foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.